MAST0411                        Date:11/19/2004   15:03:36

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 UBS Investment Bank

| CMO Structuring Desk: 212-713-3199

| Pac Bands  I: 0- 0   II: 0- 0   III: 0- 0

 Closing Date:11/30/2004

|                  Fax: 212-713-3890

| PacI %: 0.00   Indices:

 First Pay:12/25/2004

|

|

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Tranche		Coupon	Payment	Aver.	Dur	Tx	Spread	Yield	Price	Description	Day	Deal%
Name	Bal(MM)		Window	Life		Yr	bp		%		Del

1A1	35,025,415.12	4.50000	12/04-11/19	4.68		4				"Senior Bond, 98.05 percent of deal	24	98.05

2A1	43,535,655.32	5.00000	12/04-12/19	4.46		4				"Senior Bond, 98.50 percent of deal	24	98.50

3A1	74,054,651.31	5.50000	12/04-10/19	4.37		4				"Senior Bond, 98.50 percent of deal	24	98.50

4A1	76,237,000	5.50000	12/04- 4/12	3.49		-2					24	68.65
4A2	13,915,000	5.50000	4/12- 7/17	9.50		-2				"super senior, retail	24	12.53
4A3	6,743,000	5.50000	7/17-10/34	16.84		-2				"retail	24	6.07
4A4	10,105,000	5.50000	12/09-10/34	11.22		10				"super senior 95/5	24	9.10
4A5	1,000,000	5.50000	12/09-10/34	11.22		10				"cpt mezz nas to n1 and ab class	24	0.90

5A1	7,551,800	8.00000	12/04- 2/12	3.40		-2					24	7.06
5A2	67,966,200	5.50000	12/04- 2/12	3.40		-2					24	63.55
5A3	13,453,000	5.75000	2/12- 2/18	9.50		-2				"super senior, retail	24	12.58
5A4	4,335,000	5.75000	2/18-10/34	17.17		30				"retail	24	4.05
5A5	10,000,000	5.75000	12/09-10/34	10.91		10				"super senior 95/5	24	9.35
5A6	694,000	5.75000	12/09-10/34	10.91		10				"cpt mezz nas to n1 and ab	24	0.65

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The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.